EXHIBIT 99.1

                        Press Release Dated April 5, 2006

[Motient Logo]

Media Contacts:
Winnie Lerner
Jessica Liddell
Abernathy MacGregor
212/371-5999


        Motient Corporation Announces Appointment of Jacques Leduc to its
                               Board of Directors


April 5, 2006 - Lincolnshire, IL - Motient Corporation (MNCP) today announced that Jacques Leduc has been appointed to serve on the Company's Board of Directors, effective immediately.

Jacques Leduc is the Founder and Managing Partner of Trio Capital Inc., a private equity and venture capital firm that invests primarily in telecommunications and new media. Previously, he held several positions including Chief Financial Officer, Vice President of Finance and Director Corporate Planning, at Microcell Telecommunications, Inc., a Canadian wireless operator.

"We are extremely pleased to welcome Jacques to our Board. Jacques' extensive experience in the telecommunications field, and particularly in the wireless industry, is a strong complement to our existing team. We look forward to the valuable contributions and the independent perspective he will provide as we continue to pursue our business goals and execute on our strategic plan," said Gerald Kittner, chairman of Motient's nominating committee.

Mr. Leduc holds a Masters degree in Business Adminstration from Ecole des Hautes Etudes Commerciales de Montreal and a Bachelors degree in Business Administration from the Universite du Quebec a Montreal. Mr. Leduc also serves as a member of the Board of Directors of Rural Cellular Corporation, Inc., a wireless communications services provider.



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About Motient Corporation:

Motient is a nationwide provider of terrestrial wireless data solutions for Fortune 500 companies and the small to medium size enterprise business market. Motient provides access to multiple networks platforms, including GPRS, 1XRTT and its own DataTac Network. Motient simplifies the wireless experience for application providers, hardware vendors, value added resellers and customers by offering proprietary applications, one source support and wireless consulting services that enhance the performance, efficiency and cost-effectiveness of enterprise wireless networks.

Motient is also the controlling shareholder of TerreStar Networks Inc., a development-phase satellite communications company, and a minority shareholder of Mobile Satellite Ventures, LP, an established satellite communications company. TerreStar and MSV are both in the process of developing next-generation hybrid networks that plan to provide ubiquitous wireless service by integrating land-based towers and powerful satellites. These new networks will deliver services to standard wireless devices everywhere in North America. For additional information on Motient, please visit the company's website at www.motient.com.

Other Information

Motient Corporation and its directors and executive officers may be deemed to be participants in the solicitation of proxies or consent revocations from stockholders of Motient. Information regarding the names of Motient's directors, executive officers and their respective interests in Motient by security holdings or otherwise is set forth in Motient's proxy statement relating to the 2005 annual meeting of stockholders, which may be obtained free of charge at the SEC's website at www.sec.gov and Motient's website at www.motient.com.

Motient Corporation intends to file a Proxy Statement or Consent Revocation Statement on Schedule 14A with the SEC. Investors and security holders are advised to read Motient's Proxy Statement or Consent Revocation Statement, when it becomes available, because it will contain important information. Investors and security holders may obtain a free copy of the Proxy Statement or the Consent Revocation Statement on Schedule 14A (when filed) free of charge at the SEC's website at www.sec.gov. Motient Corporation also will provide a copy of these materials without charge on its website at www.motient.com.

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